Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-213877 on Form S-8, of our report dated June 27, 2019, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc. 401(k) Retirement Plan which appear in this form 11-K.

/s/ WIPFLI LLP

Wipfli LLP

June 27, 2019

La Crosse, Wisconsin